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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of COMFORCE Corporation on Form S-3 (Registration Nos. 033-60403, 333-31167, 333-43321, 333-44351, 333-47941, 333-61789, 333-74689, 333-82201 and 333-52356) and
Form S-8 (Registration Nos. 333-32271, 333-46787, 333-82199 and 333-56962) of
our report dated February 25, 1999 on our audit of the consolidated financial statements and financial statement schedule of COMFORCE Corporation and Subsidiaries for the year ended December 31, 1998, which report is included in this Annual Report on Form 10-K.


                              /s/ PricewaterhouseCoopers LLP

                              PricewaterhouseCoopers LLP


Melville, New York
March 22, 2001